UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 29, 2007

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste 400, Dallas, TX 75254

(Address of principal executive offices) (Zip code)

214-389-3480

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation

On November 29, 2007, the Company entered into a Credit Agreement with Standard Bank PLC and Nordkap, granting the Company a credit facility of up to $15,000,000, over a three-year period, with an initial availability of $12,000,000.  The lenders received 6,029,740 warrants priced at 3 tiers above market price on date of closing, with a maturities ranging from 4 to 6 years.  As lead bank, Standard Bank PLC will also have an overriding royalty of 2%.

Proceeds from this loan have been utilized to retire the indebtedness due NGP, allowing replacement of NGP’s credit facility  with this arrangement, and the remainder to be utilized to develop the Company's reserves.  This improves the Company's financial position in several respects: the credit line is increased from $12,000,000 to $15,000,000; the interest rate is lowered by one-half of one percent; the term of the loan is 3 years rather than 15 months; the initial draw-down is $12,000,000 rather than $10,000,000; the over-riding royalty has been reduced from 3% to 2% and is deferred until the loan is paid off, thereby increasing annual operating profitability by an expected $460,000.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
4.23	Form of Warrant issued to Standard Bank, PLC in connection with Term Credit Agreement, dated November 29, 2007
4.24	Assignment and Conveyance of Overriding Royalty Interest to Standard Bank, PLC in connection with Term Credit Agreement, dated November 29, 2007
10.28	Term Credit Agreement between Sonoran Energy, Inc. and Standard Bank, PLC, dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2007

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

Chairman and Chief Executive Officer